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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use of our report on the combined financial statements of Columbia Resource Co., L.P. and Finley-Buttes Limited Partnership included in this Registration Statement on Form S-4 and to the reference to our Firm under the caption "Experts" in the Prospectus.

PERKINS & COMPANY, P.C.


Portland, Oregon
April 23, 1999